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                                                              Exhibit 10.99


                                 EXHIBIT D
                                 SKI LEASE

    This Ski Lease is entered into as of September __, 1997 between ASC Utah, a Maine corporation ("ASC") and Iron Mountain Associates, LLC. ("IMA") a
Utah limited liability company, WPA, LTD. ("WPA"), a Utah limited partnership, Iron Mountain Holding Group, LC ("IMHG") a Utah limited liability company and Iron Mountain Alliance, Inc. ("IMAI") a Utah corporation (WPA, IMHG and IMAI being collectively referred to as "Members"), all collectively referred to as the Parties, and is intended to implement the provisions of the certain Development Agreement executed by the Parties on this same date (the "Development Agreement").

    1. DEFINITIONS, REFERENCES AND EXHIBITS. Capitalized terms used but not defined herein shall have the meaning ascribed to those terms in the Development Agreement among the parties dated as of the date hereof. References to Sections and Exhibits or Schedules shall be the same as those in the Development Agreement.

    2. LEASE ESTABLISHED. This Lease Agreement is a lease to ASC by IMA and its Members (the "Lease") on those portions of the IMA Fee Property hereinafter described for the purposes of operating a commercial alpine ski resort (the "IMA Ski Lease Property"). The Parties shall execute and deliver, concurrently herewith, a short form "Notice of Lease" in recordable form, which conforms with the provisions set forth herein. At the expiration or termination of this Lease, ASC shall, promptly upon IMA's request, sign such documents and take such actions as are necessary to remove the recorded Notice of Lease as a matter of record against the Leased Premises.

    3. TRUST LANDS SKI LEASE. IMA hereby agrees that Trust Lands and ASC shall have the right to establish a separate ski lease agreement between those two parties with respect to the IMA Lease Property and the BLM Lands, or other property which may be leased to IMA by Trust Lands in the future. Rather than including those leased properties in this Lease on a sublease basis, the Parties agree that ASC should establish a separate lease with Trust Lands for ski development on those properties, and IMA hereby consents to that arrangement.

    4. LEASED PREMISES. IMA and its Members hereby lease and let to ASC, and ASC hereby takes and hires from IMA and its Members, upon and subject to the terms, conditions, covenants and provisions set forth herein, all of those tracts, pieces and parcels of land, situated in White Pine Canyon, Summit County, Utah (the "IMA Ski Lease Property"), more particularly identified using a procedure set forth in Section 7.01, together with any and all improvements, appurtenances, rights, privileges and easements benefiting, belonging or pertaining thereto (all of the foregoing hereinafter sometimes referred to as the "Leased Premises"). Each party's respective rights to use the Leased Premises shall be limited in the manner described in Section 5 hereof.

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    5.  USE. Except as expressly set forth herein, all rights to the use of the Leased Premises are reserved by IMA, its successors and assigns, including without limitation extending or granting such rights to purchasers of lots in the IMA Project. The use of the Leased Premises by ASC shall be limited to the construction and operation of an alpine ski resort consisting essentially of the following uses:

         (a) Construction of ski lifts and related improvements of such size, type and with such attributes and amenities as are consistent with the Preliminary Development Plan, as amended or revised in a manner specified in Section 7.01.

         (b) Construction and maintenance of ski trails of a size, location and nature consistent with the provisions of the Preliminary Development Plan, as amended or revised in the manner set forth in Section 7.01 of the Development Agreement.

         (c) Construction and installation of snowmaking pipes, lines, nozzles and related infrastructure improvements required for the operation of such systems, which improvements shall include state-of-the-art technology reducing noise levels to the greatest extent possible.

         (d) Construction and operation of only the day skiing lodges described in Schedule B, warming huts and other buildings associated with the improvements described herein, provided that IMA and ASC must agree upon the location, type and design of any such buildings prior to their construction using the methodology set forth in Sections 1.01 and 7.01. With respect to day skiing lodges, ASC and IMA agree that the Preliminary Development Plan shall limit utilization of the Leased Premises for construction and operation of day skiing lodges to the greatest extent reasonably possible consistent with providing a premier, world-class, ski-resort experience. Day skiing lodges may contain any of the uses that are customary for such facilities at the finest ski resorts in the United States.

         (e) Any commercial real estate development other than the day skiing lodges specifically referred to in Schedule C, for which lease terms are set forth in Section 7(e) below, will be permitted only pursuant to a separate lease agreement specifically addressing those activities.

    6. EXCLUDED USES. Notwithstanding the foregoing, without IMA's consent, the Leased Premises shall not be used for any of the following enumerated uses:

         (a) Ski lift operation for commercial purposes during any period when the resort is not open for alpine skiing. Lifts may be operated during this period for maintenance and improvement activities.

         (b) Mountain biking and other summer commercial recreation activities shall be limited exclusively to areas identified for such use on the Preliminary Development Plan, as amended or revised pursuant to Section 7.01.


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         (c) Disruptive conduct which constitutes a nuisance and which is sponsored by, or under the authority and control of, ASC.

    7. TERM. The term of the Lease shall commence as of the date hereinabove first written ("Commencement Date") and shall continue until September 13, 2094 (the "Term").

    8. CONSIDERATION. As consideration for this Lease, ASC agrees to provide to IMA (1) full and complete performance of all of the terms and conditions of the Development Agreement; and (2) full and complete performance of all the terms and conditions of the Lease, the monetary portions of which collectively shall be referred to as rent ("Rent"), including specifically the following:

         (a) TAXES. ASC shall, during the term of the Lease, as additional Rent, pay and discharge punctually, as and when the same shall become due and payable, all taxes, special and general assessments, water rents, rates and charges, sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, (hereinafter referred to as "Taxes"), and each and every installment thereof which shall or may during the Term of the Lease be charged, levied, laid, assessed imposed, become due and payable, or a lien upon, or for, or with respect to, the Leased Premises or any part thereof, or any buildings, appurtenances, equipment, or other personal property owned or operated by ASC thereon or therein or any part thereof, together with all interest and penalties thereon, under or by virtue of all present or future laws, ordinances, requirements, orders, directives, rules or regulations of the federal, state, county and municipal governments and of all other governmental authorities whatsoever (all of which shall also be included in the term "Taxes" as heretofore defined).

              (i) ASC or its designee shall have the right to contest or review all such Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, ASC or its designees shall conduct promptly at its own cost and expense, and, if necessary, in the name of IMA with the cooperation of IMA and IMA shall execute all documents reasonable necessary to accomplish the foregoing). Notwithstanding the foregoing, ASC shall promptly pay all such Taxes if at any time the Leased Premises or any part thereof shall then be immediately subject to forfeiture, or if IMA shall be subject to any criminal liability arising out of the nonpayment. Such legal proceedings shall include appropriate certiorari proceedings, and appeals from orders therein and appeals from any judgments, decrees, or orders. In the event of any reduction, cancellation or discharge, ASC shall pay the amount finally levied or assessed against the Leased Premises or adjudicated to be due and payable on any such contested Taxes.

              (ii) IMA covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid by ASC under the provisions of the Lease, such

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          refund or rebate shall belong to ASC, except those taxes
          pro-rated as provided in Section 8(d)(ii) below. Any refunds received by IMA shall be deemed trust funds and as such are to be received by IMA in trust and paid to ASC forthwith. IMA will, upon the written request of ASC, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to ASC such refund or rebate as received by IMA.

               (iii) The Parties covenant and agree that either of them may, at any time, and from time to time, but without cost to IMA, make application individually (if legally required) or to join in the application of the other (if legally required) for separate tax assessments for such portions of the Leased Premises as either shall at any time, and from time to time, designate. The Parties hereby agree, upon reasonable request of the other, to execute such instruments and to give such assistance in connection with such applications as shall be required.

               (iv) Nothing herein, or in the Lease otherwise contained, shall require or be construed to require ASC to pay any sales, rent, inheritance, estate, succession, transfer, gift, franchise, income or profit taxes, by whatever name the same may be called, that are or may be imposed upon IMA, its successor or assigns.

               (v) Without limiting the foregoing, IMA shall exercise commercially reasonable efforts and cooperate fully with ASC in having the Leased Premises categorized in the most favorable fashion for property tax purposes consistent with the uses contemplated and their respective projects.

         (b) UTILITY EXPENSES. All sewer rents and charges for water, steam, gas, heat, hot water, electricity, light and power, and other services or services furnished to the Leased Premises or the occupants thereof during the Term of the Lease (hereinafter referred to as "Utility Expenses").

          (c)  ROLLBACK TAXES/TAX EXEMPTIONS.  The term Taxes used in this
     Section 7 shall include any "rollback taxes" resulting from the Leased Premises or any portion of the IMA Property losing any agricultural status under the provisions of the Utah Farmland Assessment Act, or other favorable tax status (such as a conservation easement) due to ASC's actual or intended use of, or activities conducted upon the Leased Premises, provided that any taxes resulting from a termination of any beneficial tax status which occurs through the actions of IMA shall not be included in Taxes, and shall be the responsibility of IMA. The Parties acknowledge that commencement of ski resort activity on the IMA Ski Lease Property may not be consistent with the historical sheep grazing operation and may trigger a mandatory cessation of such grazing which in turn may result in an obligation to pay rollback taxes. To the extent that the same may be permitted by law, ASC or its designees shall have the right to apply for the conversion of any assessment for local improvements assessed during the term of the Lease in order to cause the same to be payable in annual installments, and upon such conversion, ASC shall pay and discharge punctually said installments as they shall become due and

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     payable during the Term of the Lease.  IMA or its successors and assigns shall agree to permit the application for the foregoing conversion to be filed in its name, if necessary, and shall execute any and all documents requested by ASC to accomplish the foregoing result.

         (d) PAYMENTS. ASC shall be deemed to have complied with the covenants of this Section if:

              (i) Payment of all Taxes shall have been made either within any period allowed by law or by the governmental authority imposing the same during which payment is permitted without penalty or interest or before the same shall become a lien upon the Leased Premises, and ASC shall produce and exhibit to IMA satisfactory evidence of such payment, if IMA shall demand the same in writing.

              (ii) Payment of all Taxes shall have been made and the assessments which have been converted into installments as set forth in the preceding paragraph (a), which shall become payable during each of the calendar or fiscal tax years, as the case may be, in which the Term of the Lease commences or terminates, shall have been apportioned pro rata between IMA and ASC in accordance with the respective portions of each such year during which such Term shall be in effect.

              (iii) Payment of all Additional Consideration in (e) below shall have been made.

          (e) ADDITIONAL CONSIDERATION. As additional consideration of this Lease and its inclusion of day lodges as a permitted use, and if any additional use subsequently approved by IMA, ASC shall pay to IMA, an amount equal to three percent (3%) of gross sales revenues generated through all sales whether wholesale or retail, less sales tax and returned items, related to any commercial activity of any type whatsoever at the day lodges or on the IMA Property other than commercial activity which is permitted under Section 5 above, whether such activity is conducted by ASC or any of its sub-lessees, sub-tenants, licensees, concessionaires and the like (the "Additional Consideration"). The Additional Consideration shall be paid to IMA within thirty (30) days following the close of each quarter of ASC's fiscal year and shall be accompanied by an accounting using Generally Accepted Accounting Principles of all sales generated from the permitted commercial uses on the IMA Property. ASC shall provide IMA with monthly reports of all such sales and commercial activity. IMA shall have the right to verify the ASC calculations of the Additional Consideration through annual audit of the ASC books of account.

          (f) LINE OF CREDIT. As consideration for that certain "Ski Lift and Trail Lease Agreement" executed by the Parties on July 24, 1997, ASC agreed to provide and herewith agrees to provide as additional Rent a revolving line of credit (the "Line") with the following terms and conditions:

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          (i)   Principal Amount:  $1,000,000.

          (ii) Maturity: The Line shall mature upon delivery by ASC of the 100 Units as required in Article II, provided, however, that the Line shall not mature until all the terms and conditions precedent to the delivery of the 100 Units set forth in Article II and Article VII shall have been satisfied by ASC.

          (iii) Interest: IMA shall have the right to draw $100,000 per year from the Line without interest. Draws in excess of $100,000 per year shall bear interest at the most-favorable blended rate available to ASC and to its affiliates, ASC Holdings, Inc. and American Skiing Company, based on a direct pass through of the cost of funds. After 36 months from the date of this Lease and prior to maturity, ASC shall waive and/or shall assume full responsibility for the payment of all interest on the entire outstanding balance on the Line. Interest owed by IMA, but not by ASC, may be paid from advances on the Line.

          (iv) Availability: Funds may be drawn down from time to time by IMA as needed to fund IMA Project related expenses identified in a draw down schedule which shall be provided to ASC by IMA on a periodic basis. The draw down schedule shall not be binding on IMA, but shall be a good faith estimate of the need for funding.

          (v) Repayment: At maturity, the outstanding principal balance on the Line plus any interest owed by IMA shall become due and payable, provided, however, that an amount equal to Fifty-thousand Dollars ($50,000) per year, times the number of years pro-rated until ASC delivers the 100 Units, shall be forgiven. Payments on the Line shall be applied first to accrued and unpaid interest, then to principal outstanding.

          (vi) Security: As security for the amounts outstanding under the Line, IMA hereby pledges and grants a security interest in its rights to the 100 Units identified above under the Development Agreement.

     9. ALTERATIONS TO SKI IMPROVEMENTS. ASC may, at its option and at its own cost and expense, at any time and from time to time, make such alterations, changes, replacements, improvements and additions in and to the Ski Improvements located on the Leased Premises, subject to the conditions specified in Section 5, including the removal or demolition of any Ski Improvement(s) that now or hereafter may be situated or erected on the Leased Premises.

     ASC agrees that it will maintain the Leased Premises in a good condition and upon removal or demolition of any of the Ski Improvements, and in any event upon the termination of this Lease, ASC shall restore the Leased Premises to a condition as near as reasonably possible to the pre-improved condition.

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     10. TITLE TO SKI IMPROVEMENTS.  Until the expiration or termination of the Lease (subject, however, to the rights of the holder of any leasehold Mortgagee(s) to obtain a new lease as set forth in Section 22 hereof), title to any Ski Improvements situated or erected on the Leased Premises and the personal property located or installed thereon and any alterations, changes or additions thereto shall remain solely in ASC; and ASC alone shall be entitled to deduct all depreciation on ASC's income tax returns for any such Ski Improvements, additions, changes or alterations and any personal property associated therewith.

     11. REMOVAL OF SKI IMPROVEMENTS. On the last day or upon termination of the term of the Lease, ASC shall quit and surrender to IMA the Leasehold Premises, and any Ski Improvements then located thereon, provided, however, that notwithstanding anything in the Lease to the contrary, ASC shall have the right, and the obligation if requested by IMA, at the end of the term, to remove any buildings or other Ski Improvements then located thereon, provided that such removal shall be accomplished within one hundred twenty (120) days following the end of the term or the termination. ASC agrees that it will maintain the Leased Premises in a good condition and upon removal or demolition of any of the Ski Improvements, and in any event upon the termination of this Lease, ASC shall restore the Leased Premises to a condition as near as reasonably possible to the pre-improved condition.

     12. TIMING OF SKI IMPROVEMENTS. ASC agrees that it shall apply for, and exercise its best efforts to gain, all necessary permits and approvals from all applicable governmental authorities for development of the Ski Improvements on a basis consistent in all material aspects with the Preliminary Development Plan. ASC will exercise its best and most diligent efforts to construct the Ski Improvements as expeditiously as reasonably possible consistent with receipt of governmental approvals. With the exception of lift replacement, ASC will give priority to construction of those lifts and trail systems that service phases of the IMA Project as developed such that to the extent possible, lifts will be constructed prior to or contemporaneously with the phase serviced thereby.

     13. REQUIREMENTS OF PUBLIC AUTHORITIES. During the term of the Lease, ASC shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities affecting the Leased Premises, the Ski Improvements or appurtenances thereto or any part thereof whether the same are in force at the commencement of the term of the Lease or may in the future be passed, enacted or directed.

          (a) ASC shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of ASC, or IMA (if legally required), or both (if legally required), without cost or expense to IMA, the validity or application of any law, ordinance, rule, regulation or requirement of the nature referred to in paragraph (a) of this Section and, if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, ASC may delay such compliance therewith until the final determination of such proceeding.

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           (b)  IMA agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit ASC so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with ASC in such contest.

     14. COVENANT AGAINST LIENS. If, because of any act or omission of ASC, any mechanic's or materialman's lien or other encumbrance shall be filed against IMA or any of its Members or against any portion of the Leased Premises, ASC shall (1) inform IMA immediately upon the filing of any such lien or encumbrance, (2) at its own cost and expense, cause the same to be discharged of record or bonded within one hundred twenty (120) days of the filing thereof, and (3) indemnify and save harmless IMA against and from all costs, liabilities, suits, penalties, claims and demands resulting therefrom.

     15. ACCESS TO PREMISES. IMA and its Members and lot owners in the IMA Project shall have the right to enter upon the Leased Premises at all reasonable times to use, enjoy and examine the same provided such entry shall not interfere with the commercial alpine resort business then being conducted on the Leased Premises. IMA lot owners shall have the right to utilize Ski Improvements only on the same basis as the general public, provided, however, ASC shall, as additional Rent, provide to IMA a total of twelve (12) season lift passes for each year of the Lease which shall be used exclusively by those IMA affiliates identified in writing by IMA prior to the beginning of each ski season. Further, when requested by IMA for marketing purposes, ASC shall permit representatives of IMA and prospective purchasers of lots within the IMA Project and their agents to utilize the lift facilities for marketing purposes in order to show the properties within the IMA Project, at no cost to IMA, subject to ASC's approval of the terms of said use.

     16. ASSIGNMENT AND SUBLETTING. ASC may assign or sublease (in whole or in part or parts), the Lease only upon obtaining IMA's prior written consent therefor, which consent shall not be unreasonably withheld or delayed. ASC agrees to furnish to IMA written notice via certified U.S. Mail, return receipt requested, of its intent to assign or sublease any interest in the Lease, together with the name and address of the proposed assignee or sublessees, and such further information as IMA may reasonably request regarding the proposed assignee or sublessee and shall enter into good faith discussions with ASC regarding its decision. Failure to respond within 30 days of receipt of written notice by IMA shall be deemed an approval. Upon any assignment made in accordance with the terms hereof, but not with respect to subleasing, ASC shall be relieved of all further obligations under the portion(s) of the Lease so assigned and shall have no further liabilities hereunder.

     The Members may, without approval from any other party, assign their rights and obligations under this Ski Lease to IMA at any time after receipt of all required development approvals for the IMA Project.

     17. INDEMNITY. ASC shall indemnify and save harmless IMA from and against any and all liability, damage, penalties or judgments arising from injury to person or property sustained by anyone in and about the Leased Premises resulting from any act or omission or


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omissions of ASC, or ASC's officers, agents, servants, employees or contractors. ASC shall, at its own cost and expense, defend any and all suits or actions which may be brought against IMA or in which IMA may be named with others upon any such above-mentioned matter, claim or claims, except as may result from the IMA's affirmative acts or negligence or the affirmative acts or negligence of its officers, agents, servants, employees or contractors. The foregoing indemnity shall include indemnification for any environmental damage or contamination resulting from ASC's use of, or activities on the Leased Premises. Excepting such acts, IMA shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or other improvements, or to any person or persons, at any time on the Leased Premises, including any damage or injury to ASC or to any of ASC's officers, agents, servants, employees, contractors, customers or sublessees.





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     18.   INSURANCE.

           (a) ASC shall provide at its expense, and keep in force during the term of the Lease, general liability insurance in a good and solvent insurance company or companies licensed to do business in the State of Utah, selected by ASC, and reasonably satisfactory to IMA, or through a self insurance program approved by all necessary governmental authorities, in the amount of at least Fifty Million Dollars ($50,000,000) with respect to injury to or death of any one person, more than one person in any one accident or other occurrence, and damages to property. Such policy, policies or programs shall include IMA, and any Members which IMA from time-to-time may designate, as an additional insured. ASC agrees to deliver certificates of such insurance to IMA at the beginning of the term of the Lease and thereafter not less than ten (10) days prior to the expiration of any such policy. Such insurance shall not be canceled without ten (10) days' written notice to IMA.

           (b) During the term of the Lease, ASC shall keep all buildings and improvements presently at the Leased Premises or hereafter erected by ASC on the Leased Premises at any time insured for the benefit of IMA and ASC and the holder of any leasehold mortgage permitted pursuant to Section 22 hereof, as their respective interests may appear, against loss or damage by fire, and those casualties covered by the customary extended coverage endorsements, in a minimum amount equal to the greater of replacement value or the amount necessary to avoid the effect of coinsurance provisions of the applicable policies. All proceeds payable at any time and from time to time by any insurance company under such policies shall be payable to such leasehold mortgagee, if any, or, if none, to ASC. Any proceeds paid to ASC shall be retained by ASC and IMA shall not be entitled to, and shall have no interest in, such proceeds or any part thereof, except as IMA may be entitled due to loss or damage by fire sustained by IMA as a result of a fire occasioned by ASC or activities related to the commercial operations of the resort. IMA shall, at ASC's cost and expense, cooperate fully with ASC in order to obtain consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid as herein before provided and IMA shall not carry any insurance concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by ASC hereunder if the effect of such separate insurance would be to reduce the protection or the payment to be made under ASC's insurance.

           (c) Any insurance required to be provided by ASC pursuant to the Lease may be provided by a blanket insurance program covering the Leased Premises and other locations of ASC provided such blanket insurance complies with all of the other requirements of the Lease with respect to the insurance involved.

           (d) All insurance policies carried by either party covering the Leased Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, as its election, may pay the same, but shall not be obligated to do so.

           (e) ASC shall obtain and maintain combined rental income and/or business interruption and extra expense insurance against loss of ASC's income from the Leased Premises for a period of 12 months due to the perils covered by the insurance described above, in an amount sufficient to cover the Rent payable under the terms of this Lease. If the Ski Improvements are destroyed or damaged resulting in any reduction of income received by ASC from the Leased Premises, the proceeds of such rental income and/or business interruption insurance shall be assigned, subject to the rights of any leasehold Mortgagee, to IMA, as its interest may appear, to be applied in payment of such Rent until such time as the Ski Improvements so damaged or destroyed have been fully restored and placed in full operation.

           (f) All policies of insurance provided for herein shall be written as primary policies with responsible and solvent insurance companies authorized to do business in Utah with a policyholder's rating of "A" (Excellent) or better and a financial rating of "A" or better in the most recent Bests' Key Rating Guide.

     19.   CASUALTY LOSS.

           (a) In the event that, at any time during the term of the Lease, any one or more of the Ski Improvements shall be destroyed or damaged in whole or in part by fire or other cause within the extended coverage of the Lease, then, ASC, at its own cost and expense, shall, subject to the provisions of paragraph (b) of this Section cause the same to be repaired, replaced or rebuilt within a period of time which, under all prevailing circumstances, shall be reasonable.

           (b) In the event that at any time during the term of the Lease any one or more of the Ski Improvements shall have been damaged or destroyed by fire or any other cause whatsoever, and such damage or destruction shall amount to fifteen percent (15%) or more of the sound insurable value of Ski Improvements, or if such damage or destruction shall occur during the last ten (10) years of the term, ASC shall have the right, but not the obligation, to elect not to repair, replace or rebuild such building or improvements. If ASC shall elect not to restore any damaged property, it shall, prior to, or immediately commence and diligently prosecute to completion, the demolition and removal of any damaged Ski Improvements which are upon the Leased Premises, and shall remove all rubble and revegetate the site(s).

           (c) ASC shall not be entitled to any suspension or abatement of Rent by reason of any destruction or damage to the Leased Premises.


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     20.  EMINENT DOMAIN.  If the whole or any part of the Leased Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then the Lease shall continue and the taking shall be administered in the manner specified below.

     In the event of a condemnation or taking by any governmental authority, IMA shall be entitled to the full value of all condemnation parcels, including any bonus value, excepting only the value of any Ski Improvements taken. The Parties shall independently have the right to apply for and prosecute any claim for such taking as it relates to each of their respective interests in the Leased Premises. Each party shall bear its own costs and expenses associated with any such effort and shall be entitled to all (100%) of any award resulting from such efforts.

     21. UTILITY LOCATION. ASC shall have the right to negotiate agreements with utility companies and/or public authorities which provide necessary utilities. Creating easements, subleases or other necessary property interests in favor of such companies and/or authorities as are required in order to service the occupants of the buildings and the improvements on the IMA Property or ASC Property shall be valid only after approval by IMA, which approval shall not be unreasonably withheld or delayed. IMA and its Members covenant and agree to execute any and all documents, agreements and instruments, to dedicate to any applicable governmental body, without compensation therefor, utility easements which are usual and ordinary for commercial alpine ski resort developments and which are otherwise reasonably acceptable to IMA, and to take all other actions in order to effectuate the same, all at ASC's cost and expense. All ASC's utility lines shall be located underground and the location of the same shall have been approved by IMA as provided in Section 7.01. The terms of each utility agreement, easement, dedication or other property interest shall provide that all rights conveyed are to be extinguished on the last day of the term or upon termination of the Lease.

     22. LEASEHOLD MORTGAGES. ASC, and every successor and assign of ASC, is hereby given the right by IMA in addition to any other rights herein granted, subject to IMA's prior written consent which shall not be unreasonably withheld, to mortgage its interests in the Lease, or any part or parts thereof, under one or more leasehold Mortgage(s), and to assign the Lease, or any part or parts thereof, and any subleases, or parts thereof, as collateral security for such Mortgage(s), upon the condition that all rights acquired under such Mortgage(s) shall be subject to each and every one of the covenants, conditions and restrictions set forth in the Lease, and to all rights and interests of IMA herein, none of which covenants, conditions or restrictions is or shall be waived by IMA by reason of the right given so to mortgage such interest in the Lease, except as expressly provided herein. If ASC and/or ASC's successors and assigns shall mortgage this leasehold or any part or parts thereof, and if the holder(s) of such Mortgage(s) shall send to IMA written notice of such Mortgage(s) specifying the name and address of the Mortgagee(s) and the pertinent recording data with respect to such Mortgage(s), IMA agrees that so long as any such leasehold Mortgage(s) shall remain unsatisfied of record or until written notice of satisfaction is given by the holder(s) to IMA, the following provisions shall apply:

          (a) There shall be no cancellation, surrender or modification of the Lease by joint action of IMA and ASC without the prior consent in writing of the leasehold

      Mortgagee(s); provided that termination upon default shall be governed by the following provisions of this Section 22.

          (b) IMA shall, upon serving ASC with any notice of default, simultaneously serve a copy of such notice upon the holder(s) of such leasehold Mortgagee(s), provided IMA shall be kept informed in writing by ASC of current addresses of all Mortgagees and no such notice of default to ASC shall be effective as to any person or entity unless and until a copy of such notice is served upon each such person or entity;
     however, the failure of ASC to provide IMA with the name of any Mortgagee(s) shall constitute a waiver of IMA's requirement to provide notice. The leasehold Mortgagee(s) shall thereupon have the same period as ASC, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and IMA shall accept such performance by or at the instigation of such leasehold Mortgagee(s) as if the same had been done by ASC.

          (c) Anything herein contained notwithstanding, while such leasehold Mortgage(s) remains unsatisfied of record, or until written notice of satisfaction is given by the holder(s) to IMA, if any default shall occur which, pursuant to any provision of the Lease, entitles IMA to terminate the Lease, and if before the expiration of ten (10) days from the date of service of notice of termination upon such leasehold Mortgagee(s) such leasehold Mortgagee(s) shall have notified IMA of its desire to nullify such notice and shall have paid to IMA all Rent and additional Rent and other payments herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of the Lease, if any are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event IMA shall not be entitled to terminate the Lease and any notice of termination theretofore given shall be void and of no effect.

          (d) If IMA shall elect to terminate the Lease by reason of any default of ASC, the leasehold Mortgagee(s) shall not only have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of the Lease as fixed by IMA in its notice of termination, for a period of not more than six (6) months, provided that such leasehold Mortgagee(s) shall cure or cause to be cured any then existing monetary defaults and meanwhile pay the Rent, additional Rent and comply with and perform all of the other terms, conditions and provisions of the Lease on ASC's part to be complied with and performed, other than past non-monetary defaults, and provided further, that the leasehold Mortgagee(s) shall forthwith take steps to acquire or sell ASC's interest in the Lease by foreclosure of the Mortgage(s) or otherwise and shall prosecute the same to completion with all due diligence. If at the end of said six (6) month period the leasehold Mortgagee(s) shall be actively engaged in steps to acquire or sell ASC's interest herein, the time of said Mortgagee to comply with the provisions of this Section shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity, provided the quality of the commercial alpine ski resort operator shall not have been reduced or impaired.

          (e) IMA agrees that in the event of termination of the Lease by reason of any default by ASC other than for nonpayment of Rent or additional Rent and other payments herein provided for, that IMA will enter into a new lease of the Leased Premises with the leasehold Mortgagee(s) or its nominee(s), provided reasonable assurances of the capability of the new operator are provided, for the remainder of the Term, effective as of the date of such termination, at the Rent and additional Rent and upon the terms, provisions, covenants and agreements as herein contained and subject only to the same conditions of title as the Lease is subject to on the date of the execution hereof, and to the rights, if any, of the parties then in possession of any part of the Leased Premises, provided:

               (i) Said Mortgagee(s) or its nominee(s) shall make written request upon IMA for such new lease within fifteen (15) days after the date of such termination and such written request shall be accompanied by payment to IMA of all sums then due to IMA under the Lease.

              (ii) Said Mortgagee(s) or its nominee(s) shall pay to IMA at the time of the execution and delivery of said new lease, any and all sums which would at the time of the execution and delivery thereof, be due pursuant to the Lease but for such termination, and in addition thereto, any expenses, including reasonable attorney's fees, to which IMA shall have been subjected by reason of such default.

               (iii) Said Mortgagee(s) or its nominee(s) shall perform and observe all covenants herein contained on ASC's part to be performed and shall further remedy any other conditions which ASC under the terminated lease was obligated to perform under the terms of the Lease.

               (iv) IMA shall not warrant possession of the Leased Premises to ASC under the new Lease.

               (v) Such new lease shall be expressly made subject to the rights, if any, of ASC under the terminated Lease.

               (vi) The Mortgagee, or its nominee, under such new lease shall have the same right, title and interest in and to the Ski Improvements on the Leased Premises as ASC had under the terminated Lease.

               (vii) Nothing herein contained shall require the leasehold Mortgagee(s) or its nominee(s) to cure any default of ASC, except as a condition of exercising its rights hereunder.

               (viii) IMA agrees promptly after submission to execute, acknowledge and deliver any agreements modifying the Lease requested by any leasehold Mortgagee(s), provided that such modification does not decrease ASC's obligations or decrease IMA's rights pursuant to the Lease.

                 (ix) The proceeds from any insurance policies or arising from a condemnation are to be held by any leasehold Mortgagee(s) and distributed pursuant to the provisions of the Lease, but the leasehold Mortgagee(s) may reserve its right to apply to the mortgage debt all, or any part, of ASC's share of such proceeds pursuant to such mortgage(s).

                 (x) The leasehold Mortgagee(s) shall be given notice of
              any arbitration proceedings by the parties hereto and shall have the right to intervene therein and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that the leasehold Mortgagee(s) shall not elect to intervene or become a party to such proceedings, the leasehold Mortgagee(s) shall receive notice of, and a copy of any award or decision made in said arbitration proceedings.

   IMA, upon request, shall execute, acknowledge and deliver to each leasehold Mortgagee(s), an agreement prepared at the sole cost and expense of ASC in form satisfactory to such leasehold Mortgagee(s) between IMA, ASC and the leasehold Mortgagee(s), agreeing to (a) all of the provisions of this
Section 22 and (b) such other provisions as are customary and acceptable to all parties in mortgaging long-term leaseholds in connection with large commercial development projects.

   23. QUIET ENJOYMENT. ASC, upon paying the Rent and additional Rent and all other sums and charges to be paid by it as herein provided, and observing and keeping all covenants, warranties, agreements and conditions of the Lease on its part to be kept, shall quietly have and enjoy the Leased Premises during the times permitted by and during the Term of the Lease, without hindrance or molestation. The quiet enjoyment is subject to the rights of usage reserved by IMA in paragraph 5 above.

   24. BANKRUPTCY, INSOLVENCY. If, during the Term of the Lease, (a) ASC shall be adjudicated a bankrupt or adjudged to be insolvent; (b) a receiver or trustee shall be appointed for ASC's property and affairs; (c) ASC shall make an assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or shall make application for the appointment of a receiver; or (d) any execution or attachment shall be issued against ASC or any of ASC's property, whereby the Leased Premises or any Ski Improvements thereon shall be taken or occupied or attempted to be taken or occupied by someone other than ASC, except as may herein be permitted, and such adjudication, appointment, assignment, petition, execution or attachment shall not be set aside, vacated, discharged or bonded within one hundred eighty (180) days after the issuance of the same, then a default hereunder shall be deemed to have occurred so that the provisions of
Section 13.01 of the Development Agreement shall become effective and IMA shall have the right and remedies provided for therein. Notwithstanding anything to the contrary hereinabove contained, upon the occurrence of a default pursuant to this Section 24, if the Rent or additional Rent due and payable hereunder shall continue to be paid and the other covenants, conditions and agreements of the Lease on ASC's part to be kept and performed shall continue to be kept and performed, the quality of the commercial alpine ski resort operation shall not have been reduced and no other event of default shall have occurred, then no event of default shall have been deemed to have occurred and the provisions of Section 13.01 shall not become effective.

   25. DEFAULT AND REMEDIES. Any default under the Development Agreement shall constitute a default hereunder for which the Parties shall have all of the rights and remedies specified in Section 13.05 of the Development Agreement.

   26. IMA RIGHTS UPON TERMINATION. Upon any termination of the term of the Lease pursuant this Article, or at any time thereafter, IMA may, in addition to and without prejudice to any other rights and remedies IMA shall have at law or in equity, reenter the Leased Premises, and recover possession thereof and dispossess any or all occupants of the Leased Premises in the manner prescribed by the statute relating to summary proceedings, or similar statutes; but ASC in such case shall remain liable to IMA as hereinafter provided, and to recover any costs associated therewith.

   In case of any such default, reentry, expiration and/or dispossession by summary proceedings: (i) the Rent shall become due thereupon and be paid up to the time of such reentry, expiration and/or dispossession; (ii) IMA may relet the Leased Premises or any part or parts thereof, either in the name of IMA or otherwise, for a term or terms which may, at IMA's option, be less than or exceed the period which would otherwise have constituted the balance of the term of the Lease and may grant concessions of free rent; and (iii) ASC or the legal representatives of ASC shall also pay IMA as liquidated damages for failure of ASC to observe and perform ASC's covenants herein contained any deficiency between the Rent hereby required and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the sub-lease or sub-leases of the Leased Premises or net revenues otherwise generated at or in connection with the Leased Premises for each month of the period which would otherwise have constituted the balance of the Term of the Lease. In computing such liquidated damages, there shall be added to the said deficiency such reasonable expenses as IMA may incur in connection with reletting. Any such liquidated damages shall be paid in monthly installments by ASC on the day specified in the Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of IMA to collect the deficiency for any subsequent month by a similar proceeding. IMA, at IMA's option, may make such alteration, repairs, and/or replacements in the Leased Premises as IMA, in IMA's sole judgment, considers advisable and necessary for the purpose of reletting the Leased Premises; and the making of such alterations, repairs, replacements and/or decorations shall not operate or be construed to release ASC from liability hereunder as aforesaid. IMA agrees to use commercially reasonable efforts to mitigate all damages and to relet the Leased Premises in the event of any default specified herein.

   27. MISCELLANEOUS. Each of the terms and provisions of Article XIV of the Development Agreement are incorporated herein by reference as though more specifically set forth herein.

IN WITNESS WHEREOF, the parties have executed and delivered this Ski Lease as of the day and year first above written.

                                  ASC UTAH


                                  By: /s/ Christopher E. Howard
                                     ------------------------------------
                                     Christopher E. Howard
                                      Chief Administrative Officer

                                   IRON MOUNTAIN ASSOCIATES, LLC.
                                   By: WPA, LTD.
                                     Its Manager
                                        By: White Pine Associates, Inc.
                                          Its General Partner


                                            By: /s/ Keith R. Kelley
                                               ---------------------------
                                               Keith R. Kelley
                                               Vice-President/Secretary

                                      WPA, LTD.
                                       By: White Pine Associates, Inc.
                                         Its General Partner

                                             By: /s/ Keith R. Kelley
                                                 -------------------------
                                               Keith R. Kelley
                                               Vice-President/Secretary


                                  IRON MOUNTAIN HOLDING GROUP, LC.


                                  By: /s/ Alexandra C. Ockey
                                      ----------------------------------
                                      Alexandra C. Ockey
                                      Chairman, Managing Committee


                                  IRON MOUNTAIN ALLIANCE, INC.


                                  By: /s/ Alexandra C. Ockey
                                      ---------------------------------
                                      Alexandra C. Ockey
                                      President